Exhibit 2
EXECUTION COPY
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT
          This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Securityholders Agreement, dated as of April 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among (i) The Nasdaq Stock Market, Inc. (together with any successor entity, the “Company”), (ii) Norway Acquisition SPV, LLC (“Norway Acquisition”), (iii) Hellman & Friedman Capital Partners IV, L.P. (“H&F-1”), H&F Executive Fund IV, L.P. (“H&F-2”), H&F International Partners IV-A, L.P. (“H&F-3”) and H&F International Partners IV-B, L.P. (“H&F-4” and collectively with H&F 1, H&F 2 and H&F 3, and their respective Affiliates, the “H&F Entities”), and (iv) Silver Lake Partners II TSA, L.P. (“SLP-1”), Silver Lake Technology Investors II, L.L.C. (“SLP-2”), Silver Lake Partners TSA, L.P. (“SLP-3”), Silver Lake Investors, L.P. (“SLP-4”), Integral Capital Partners VI, L.P. (“Integral”) and VAB Investors, LLC (“VAB Investors” and collectively with SLP-1, SLP-2, SLP-3, SLP-4 and Integral, and their respective Affiliates, the “SLP Entities” and together with Norway Acquisition and the H&F Entities, the “Holders”), is made this 8th day of December, 2005 by and among the Company, Norway Acquisition, the H&F Entities and the SLP Entities. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
          WHEREAS, the Company and the Holders entered into the Agreement to provide for certain rights and obligations among the parties in connection with (i) the purchase of $205,000,000 aggregate principal amount of 3.75% Series A Convertible Notes due 2012 of the Company by Norway Acquisition and (ii) the amendment and restatement of $240,000,000 aggregate principal amount of 4.0% Convertible Subordinated Notes due 2006 into $240,000,000 aggregate principal amount of 3.75% Series B Convertible Notes due 2012 of the Company held by the H&F Entities;
          WHEREAS, the Company and the Holders desire to amend the Agreement pursuant to Section 6.02(b) to correct a mistake in the Agreement and to reaffirm the intention of the parties thereto;
          NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:
          1. Amendment to Section 6.03(b). Section 6.03(b) of the Agreement is hereby amended by deleting it in its entirety.
          2. Ratification and Confirmation of the Agreement. Except as so modified pursuant to this Amendment, the Agreement is hereby ratified and confirmed in all respects.
          3. Effectiveness. This Amendment shall be effective as of immediately prior to the Merger Closing.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE NASDAQ STOCK MARKET, INC.
By:	/s/ David P. Warren
	Name:	David P. Warren
	Title:	EVP, CFO

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NORWAY ACQUISITION SPV, LLC

By:	NORWAY HOLDINGS SPV, LLC, as Managing Member

	By:	SILVER LAKE PARTNERS II TSA, L.P., its Managing Member

		By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

			By:	/s/ Alan K. Austin

			Name: Title:	Alan K. Austin Managing Director and Chief Operating Officer

AND

By:	HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P., as Managing Member

	By:	H&F INVESTORS IV, LLC, its General Partner

		By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

			By:	H&F INVESTORS III, INC., its Manager

			By:	/s/ Mitchell Cohen

			Name: Title:	Mitchell Cohen Vice President
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HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, INC., its Manager

			By:	/s/ Mitchell Cohen

			Name: Title:	Mitchell Cohen Vice President

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, INC., its Manager

			By:	/s/ Mitchell Cohen

			Name: Title:	Mitchell Cohen Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, INC., its Manager

			By:	/s/ Mitchell Cohen

			Name: Title:	Mitchell Cohen Vice President
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H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

		By:	H&F INVESTORS III, INC., its Manager

			By:	/s/ Mitchell Cohen

			Name:	Mitchell Cohen
			Title:	Vice President
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SILVER LAKE PARTNERS II TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	SILVER LAKE MANAGEMENT COMPANY, L.L.C., its Manager

	By:	SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C., its Managing Member

	By:	/s/ Alan K. Austin

		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

SILVER LAKE PARTNERS TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer
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SILVER LAKE INVESTORS, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C., its General Partner

	By:	/s/ Alan K. Austin

	Name:	Alan K. Austin
	Title:	Managing Director and Chief Operating Officer
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INTEGRAL CAPITAL PARTNERS VI, L.P.

By:	INTEGRAL CAPITAL MANAGEMENT VI, LLC, its General Partner

	By:	/s/ Pamela K. Hagenah

	Name:	Pamela K. Hagenah
	Title:	Manager
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VAB INVESTORS, LLC
By:	/s/ Edward J. Nicoll
	Name:	Edward J. Nicoll
	Title:	Manager